                               [VIRGINIA SYSTEMS]







                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               ALERT CENTRE, INC.

                                      AND

                             MASADA SECURITY, INC.

                               TABLE OF CONTENTS





                                                                        Page
     ARTICLE I     PURCHASE AND SALE OF ASSETS                            1
          1.1      Assets to be Acquired                                  1
          1.2      Access to Books and Records                            2
          1.3      Assumed Liabilities                                    2
          1.4      Excluded Liabilities                                   2

     ARTICLE II    PURCHASE PRICE AND CLOSING                             2
          2.1      Purchase Price                                         2
          2.2      Recurring Monthly Revenue                              3
          2.3      Escrow                                                 4
          2.4      Accounts Receivable                                    5
          2.5      Closing Date and Location                              5
          2.6      Nonsolicitation Agreement                              5
          2.7      Delinquent Accounts                                    5
          2.8      Allocation of Purchase Price                           6

     ARTICLE III   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER    6
          3.1      Organization of Seller                                 6
          3.2      Authority of Seller                                    6
          3.3      WIP; Proposals and Bids                                7
          3.4      Intentionally omitted.                                 7
          3.5      Real Property                                          7
          3.6      Business Documents                                     7
          3.7      Title to Property                                      7
          3.8      Compliance with Laws; Litigation                       7
          3.9      Condition of Assets                                    8
          3.10     Adverse Developments                                   8
          3.11     Customer and Systems Information                       9
          3.12     Broker or Finder                                      10
          3.13     No Employees; Agreements with Subcontractors          10
          3.14     Tax Returns and Payments                              11
          3.15     Appraisal Rights                                      11
          3.16     Burdensome Agreements                                 11
          3.17     Options, Warrants and Rights of First Refusal         11
          3.18     Environmental Matters                                 11
          3.19     Disclosure                                            11

     ARTICLE IV    REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER    12
          4.1      Organization of Buyer                                 12
          4.2      Authority of Buyer                                    12
          4.3      Broker or Finder                                      12
          4.4      Compliance with Law                                   12
          4.5      Financing                                             12
          4.6      Disclosure                                            13

     ARTICLE V     ACTIONS PRIOR TO THE CLOSING DATE                     13
          5.1      Investigation                                         13
          5.2      Preservation of Representations and Warranties        13
          5.3      Consents and Approvals                                13
          5.4      Public Announcements                                  13
          5.5      Exclusive Dealing                                     14
          5.6      Lien Searches                                         14
          5.7      Maintenance of Business                               14
          5.8      Insurance                                             14
          5.9      Organization and Transition                           14
          5.10     Consummation of Agreement                             15
          5.11     Accounts Receivable                                   15

                                                                        Page
                                                                        ----
     ARTICLE VI    CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER          15
          6.1      Covenants and Warranties                              15
          6.2      Corporate Action                                      16
          6.3      No Restraint or Litigation                            16
          6.4      Necessary Consents and Permits                        16
          6.5      Opinion of Counsel                                    16
          6.6      Adverse Change                                        16
          6.7      Documents and Certificates                            16
          6.8      Satisfaction of Debts                                 16
          6.9      Accounts Receivable                                   17

     ARTICLE VII   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER         17
          7.1      Covenants and Warranties                              17
          7.2      Corporate Action                                      17
          7.3      Delivery of Purchase Price                            17
          7.4      No Restraint or Litigation                            17
          7.5      Documents and Certificates                            17
          7.6      Minimum Purchase Price                                17

     ARTICLE VIII  INDEMNIFICATION                                       18
          8.1      Indemnification by Seller                             18
          8.2      Indemnification by Buyer                              18
          8.3      Notice of Claims                                      18
          8.4      Survival                                              19
          8.5      Waiver of Bulk Sales Compliance                       19
          8.6      Resolution of Claims                                  19

     ARTICLE IX    DAMAGE TO PROPERTY AND RISK OF LOSS                   19

     ARTICLE X     CERTAIN POST CLOSING COVENANTS                        20
          10.1     Seller's Monitoring Obligations                       20
          10.2     Buyer's Monitoring Obligations                        20

     ARTICLE XI    TERMINATION OF AGREEMENT                              20

     ARTICLE XII   GENERAL PROVISIONS                                    21
          12.1     Survival of Obligations                               21
          12.2     Transfer Charges and Taxes                            21
          12.3     Arbitration                                           21
          12.4     Confidentiality                                       21
          12.5     Governing Law                                         22
          12.6     Notices                                               22
          12.7     Assignment                                            22
          12.8     Entire Agreement; Amendments                          22
          12.9     Interpretation                                        23
          12.10    Waivers                                               23
          12.11    Expenses                                              23
          12.12    Partial Invalidity                                    23
          12.13    Further Assurances                                    23
          12.14    Counterparts                                          24
          12.15    Intended Beneficiary                                  24
          12.16    Consent to Jurisdiction, Service and Venue            24

                            ASSET PURCHASE AGREEMENT


     THIS AGREEMENT is made as of this 9th day of June, 1995, by and between Alert Centre, Inc., a Delaware corporation ("Seller"), and Masada Security, Inc., a Delaware corporation ("Buyer").

                                  BACKGROUND:

     WHEREAS, Seller owns and operates certain alarm accounts in Richmond, Virginia and its environs as more specifically identified in Section 1.1. hereof (the "Security Business"); and

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain of the assets of Seller used or useful in connection with the operation of the Security Business, all on the following terms and conditions.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

     1.1     Assets to be Acquired.

     Upon the terms and subject to the conditions of this Agreement, Seller shall, on the Closing Date (as defined in Section 2.5), sell, transfer, assign and deliver to Buyer all of Seller's right, title, interest and benefit in and to the following assets (the "Assets to be Acquired"):

             (a) All of Seller's rights in, to and under all alarm systems relating to the Security Business;

             (b) All of Seller's rights in, to and under all alarm lease, maintenance, repair, service and monitoring agreements with customers whose balances at Closing are outstanding 90 days or less from the invoice date, all of which are set forth on Schedule A;

             (c) Any leases of equipment that are related to and used by Seller in the Security Business, telephone book listing agreements and all other agreements (including noncompetition and nonsolicitation agreements, if any), permits (including permits relating to installations which are pending, currently in process or completed) and manufacturer's warranties on tangible property that are related to Seller's conduct of the Security Business, all of which are set forth in Schedule B. The agreements listed on Schedules A and B are referred to individually as a "Business Document" and collectively as the "Business Documents";

             (d) All of Seller's rights in, to and under the following assets, intangibles and rights that are related to, and presently owned by Seller and used in, the Security Business: (i) system designs and drawings (to the extent relating to the tangible assets being acquired by Buyer);(ii) Accounts Receivable as defined in Section 2.4;(iii) customer lists and files; (iv) telephone lines and numbers (including WATS lines and "ring-down" lines), all of which are listed on Schedule C; and (v) goodwill.

     1.2     Access to Books and Records.

     Seller shall provide Buyer with access, upon reasonable request and during normal business hours, to any of the books and records relating to the Security Business which are not transferred to Buyer hereunder, and Seller agrees to retain such books and records for a period of 3 years from the Closing Date.

     1.3     Assumed Liabilities.

     Buyer agrees to assume all liability for the performance of all obligations arising after the Closing Date with respect to the Business Documents assigned to Buyer by Seller (including the obligation to pay line charges and sales taxes arising after the Closing Date), to the extent, and only to the extent, listed on Schedules A and B. Buyer also agrees to assume all liability for the performance of all obligations under any accounts listed under Section 2.2(b) arising from and after the six month anniversary of the Closing Date for those accounts that sign Acceptable Contracts during the first six months after Closing.

     1.4     Excluded Liabilities.

     Except for the liabilities that Buyer will assume pursuant to Section 1.4, Buyer will not assume or be obligated for any other liability, obligation or commitment of Seller, direct or indirect, known or unknown, absolute or contingent, including any of the following:

             (a) any foreign, federal, state, county or local income or other tax arising from the operation of the Security Business or the ownership of the Assets to be Acquired on or prior to the Closing Date;

             (b) any liability, obligation or commitment of Seller to its creditors, whether arising out of contract or tort, or to any party holding a lien on any of Seller's assets;

             (c) any employee obligation, including any obligation for wages, commissions, vacation and holiday pay, sick pay, bonuses, severance pay, pensions, or any obligation under any collective bargaining agreement, employment agreement or employment at-will relationship, or any obligation to hire any employee of Seller after the Closing Date;

             (d) any liability, obligation or commitment incurred by Seller after the Closing Date;

             (e) any liability the existence of which would constitute a breach of any of the representations, warranties and covenants of Seller hereunder; or

             (f) any other liability, obligation or commitment not expressly assumed by Buyer hereunder.


                                   ARTICLE II

                           PURCHASE PRICE AND CLOSING

     2.1     Purchase Price.

             (a) The purchase price for the Assets to be Acquired (the "Purchase Price") shall equal (i) a multiple of twenty-eight and one-half (28.5) times the RMR (as defined in Section 2.2) provided by the Security Business for accounts other than the Delinquent Accounts or the monthly connect fee for any Emnet Accounts, as herein defined, plus (ii) a multiple of fourteen and one-quarter (14.25) times the RMR for any accounts from customers whose balances at Closing are outstanding more than 60 but less than 91 days from the invoice date (the "Delinquent Accounts"), plus (iii) a multiple of twenty and four-fifths (20.8) times the RMR relating to the monthly connect fee for any accounts acquired by Seller from Emnet and designated as such on Schedule A (the "Emnet Accounts"), plus (iv) the value of accounts receivable as determined in accordance with Section 2.4. In the event that the Purchase Price as calculated hereunder exceeds $700,000, Buyer shall have the right, at its option, to elect not to purchase certain of the Assets to be Acquired (to be selected by Buyer) in order to reduce the Purchase Price to $700,000.

             (b) At Closing, the Purchase Price shall be determined by Buyer and Seller. Eighty seven and one-half percent (87.5%) of the Purchase Price, shall be paid to Seller on the Closing Date by federal funds wire transfer or other form of immediately available funds. Twelve and one-half percent (12.5%) of the Purchase Price, shall be deposited by Buyer in escrow pursuant to an escrow agreement in the form of Exhibit 1 (the "Escrow Agreement") and distributed in accordance with Section 2.3 (the "Escrow").

             (c) The Purchase Price shall be adjusted to reflect, in accordance with generally accepted accounting principles, the principle that all expenses of the Security Business attributable to the period after the Closing Date are for the account of Buyer and all expenses attributable to the period on or before the Closing Date are for the account of Seller. Accordingly, Seller shall receive credit for all obligations prepaid by Seller under the Business Documents and all other expenses prepaid by Seller relating to the Security Business. Likewise, Buyer shall receive credit for (i) customer deposits; (ii) customer prepayments for services to be provided by Buyer after Closing; (iii) accrued expenses under the Business Documents; and
(iv) all other accrued expenses relating to the Security Business. Seller and Buyer shall to calculate such adjustments at Closing and shall increase or decrease the amount paid to Seller pursuant to Section 2.1(a) by the amount of such adjustments. Any errors in any such adjustments shall be recalculated as soon as possible after Closing and the parties agree to make such payments as are required to settle such adjustments within thirty (30) days after Closing.

     2.2     Recurring Monthly Revenue.

             (a) The term "RMR" means the amount of recurring monthly revenue (net of any direct wire telephone line charges or other communication, utility company or third-party pass-through charges, assessments or taxes and net of any customer discounts) of the Security Business as of the date immediately preceding the Closing Date and which is derived, except as set forth in paragraph (b) of this Section 2.2, solely from written, valid, complete and properly executed monitoring agreements in a form meeting Buyer's underwriting requirements and otherwise acceptable to Buyer ("Acceptable Contracts") and which have not been repudiated by the customer. RMR shall not include any revenue: (i) from customers who have not generated cash receipts representing service charges for at least one full billing cycle or prepaid at least one month of RMR; (ii) that is not periodic in nature, but rather relates to installation, purchase payments or one-time assessments or charges; (iii) from customers whom Seller has received notice of a pending termination; (iv) from third-party monitoring agreements; or (v) from customers who were recently added as a result of extraordinary marketing efforts or an amnesty program; For purposes of calculating RMR, services or charges billed quarterly or annually shall be recalculated to a monthly equivalent.

     (b) All accounts without Acceptable Contracts at Closing shall not be treated as RMR at Closing, however, Buyer shall pay to Seller at the end of the first six (6) months after Closing a sum equal to the Purchase Price that would have been paid to Seller at Closing for any such accounts which, during the first six (6) months after Closing, sign Acceptable Contracts, and which otherwise meet the definition of RMR at the end of such six (6) month period. Twelve and one-half percent (12.5%) of any amounts paid pursuant to clause (ii) of this Section shall be deposited by Buyer in Escrow and distributed in accordance with Section 2.3. Any accounts which do not sign Acceptable Contracts during the first six (6) months after Closing shall remain the property of Seller and shall be treated in accordance with Section 10.2.

     2.3     Escrow.

             (a) The Escrow shall be for a period of thirteen (13) months (the "Escrow Period").The purpose of the Escrow shall be to provide a source of funds for the payment of (i) any Purchase Price Deduct, as herein defined, (ii) at Buyer's discretion, any indemnification obligation of Seller to Buyer under
Section 8.1 and (iii) any Chip Change Credit due to Buyer from time to time under Section 5.9. Nothing in this Section 2.3 shall be construed to limit in any way the amount of the indemnification obligation of Seller to Buyer under
Section 8.1 to be paid from sources other than the Escrow.

             (b) At the end of the Escrow Period, a determination shall be made of the RMR on the date immediately preceding the Closing Date (taking into consideration any accounts added pursuant to Section 2.2(b)) attributable to customers who have, during the first twelve (12) months of the Escrow Period,
(i) become more than sixty (60) days past due from the invoice date (and who remain more than sixty (60) days past due from the invoice date as of the last day of such twelve (12) month period), (ii) who have canceled or failed to renew for any reason, or (iii) who are listed on Schedule M or who are replacement accounts provided pursuant to this Section and in either case have been canceled or terminated by Buyer for excessive false alarms (the "Lost RMR"). During the first twelve (12) months of the Escrow Period, Buyer shall notify Seller by the end of each calendar month of all customers who during the prior calendar month went into default ("Defaulted Accounts") so that Seller may have an opportunity to either rectify such accounts or repurchase such accounts within thirty (30) days after notification. If Seller elects to repurchase an account, the repurchase price shall be an amount equal to (i) twenty-eight and one-half (28.5) times the RMR generated by such account at Closing for accounts other than the Delinquent Accounts and the monthly connect fee for any Emnet Accounts, (ii) fourteen and one-quarter (14.25) times the RMR generated by any such Delinquent Account at Closing and (iii) twenty and four fifths (20.8) times the RMR generated by the monthly connect fee for any Emnet Account at Closing. An account will be deemed to be in default for purposes of this Section 2.3 if it is canceled (by Buyer, if listed on Schedule M or if a replacement account provided pursuant to this Section, for excessive false alarms or by the customer for any reason), fails to renew or if any charges are not paid within sixty (60) days from the invoice date. If Seller rectifies a Defaulted Account, repurchases such account or provides a replacement account acceptable to Buyer within thirty (30) days after notification by Buyer, such Defaulted Account shall not be included in Lost RMR. In addition, any account which becomes a Defaulted Account as a result of a failure to pay any charges within sixty (60) days from the invoice date shall not be treated as Lost RMR if, at the end of the twelve (12) month period, such account's balance is outstanding 60 days or less from the invoice date. The Purchase Price shall be reduced by a multiple of (i) twenty-eight and one-half (28.5) times the Lost RMR relating to accounts other than the Delinquent Accounts or the monthly connect fee for any Emnet Accounts, (ii) fourteen and one-quarter (14.25) times the Lost RMR relating to the Delinquent Accounts, and (iii) twenty and four-fifths (20.8) times the Lost RMR relating to the monthly connect fee for any Emnet Accounts (the "Purchase Price Deduct"). As soon as possible after the end of the Escrow Period and in any event within five (5) business days, the parties shall direct the escrow agent, in writing, to pay Seller the difference between the amount of the Escrow and the amount of the Purchase Price Deduct (provided that Seller shall receive a credit for any amounts due Seller from Buyer pursuant to
Section 2.7). In the event Seller repurchases any accounts under this Section 2.3, Seller shall indemnify and hold Buyer harmless from and against any Aggregate Net Loss (as defined in Section 8.1) incurred by Buyer in connection with such account from and after the date of repurchase.

     2.4     Accounts Receivable.

     Buyer shall acquire all of Seller's accounts receivable, trade accounts, notes receivable and other debts owed to Seller by customers of the Security Business (collectively, the "Accounts Receivable") relating to the Security Business for a purchase price equal to the lesser of $14,000 or the sum of (i) 95% of the face value of any Accounts Receivable for services provided on or prior to the Closing Date from customers with balances outstanding, for any reason, 30 days or less from the invoice date, (ii) 75% of the face value of any Accounts Receivable for services provided on or prior to the Closing Date from customers with balances outstanding, for any reason, more than 30 days but 60 days or less from the invoice date, and (iii) 25% of the face value of any Accounts Receivable for services provided on or prior to the Closing Date from customers with balances outstanding, for any reason, more than 60 days but 90 days or less from the invoice date. Any Accounts Receivable for services to be provided after the Closing Date shall be transferred to Buyer hereunder but shall not be taken into account in calculating the Purchase Price pursuant to the foregoing sentence. It is the intent of this Section that all Accounts Receivable due from a customer will be treated in accordance with the oldest outstanding amounts due from such customer. For example, if a customer has an outstanding balance of $100.00 of which $30.00 is outstanding less than 30 days, $40.00 is outstanding more than 30 days but less than 60 days and the remainder is outstanding more than 60 days but less than 90 days, the purchase price for such customer's Accounts Receivable would be $25.00 (25% x $100.00); provided, however, that de minimis amounts of $5.00 or less and amounts which a customer is disputing in good faith shall not be taken into account in making the foregoing determination.

     2.5     Closing Date and Location.

     The consummation of the transfer and delivery of the Security Business to Buyer and the receipt of the consideration therefor by Seller shall constitute the "Closing." Unless otherwise mutually agreed to by the parties, the Closing shall take place at 9:00 A.M., local time, at the offices of Seller, 5800 S. Quebec Street, Englewood, Colorado 80111 on June 13, 1995, or upon the satisfaction by Seller of all of the conditions precedent to Buyer's obligation to consummate this transaction, whichever shall later occur, which date and time shall constitute the "Closing Date" but in any event shall not be later than June 15, 1995 (the "Termination Date"). The effective date of the sale of the Security Business shall be at 11:59:59 p.m. on the day prior to the Closing Date and all prorations and allocations provided for in Section 2.1(c) shall be made as of such date.

     2.6     Nonsolicitation Agreement.

     In connection with the consummation of these transactions, Seller shall have executed a nonsolicitation agreement in the form of Exhibit 2 (the "Nonsolicitation Agreement").

     2.7     Delinquent Accounts

     Buyer shall pay to Seller (or credit to Seller against the amount of any Purchase Price Deduct), concurrent with the release of funds from Escrow, an amount equal to fourteen and one-quarter (14.25) times the RMR generated at Closing by each Delinquent Account which, at the end of the twelve-month period after Closing, has no balance outstanding in excess of 60 days from the invoice date; provided, however, that de minimis amounts of $5.00 or less and amounts which a customer is disputing in good faith shall not be taken into account in making the foregoing determination.

     2.8     Allocation of Purchase Price.

     Buyer and Seller agree to the allocation of the Purchase Price set forth on Schedule D hereto, and agree to be bound by such allocation and to file all federal, state and local tax returns based on such allocation. Any adjustment in the Purchase Price shall be allocated in accordance with the proportionate allocation reflected on Schedule D.


                                  ARTICLE III

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     As an inducement to Buyer to enter into this Agreement and to consummate these transactions, Seller represents, warrants and covenants to Buyer and agrees that as of this date and through and including the Closing Date:

     3.1     Organization of Seller.

             (a) Seller is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own or lease all of the Assets to be Acquired, to own and operate the Security Business, to carry on its business as now conducted, to enter into this Agreement and to perform the terms of this Agreement. Seller is qualified as a foreign corporation in all jurisdictions in which it is required to be so qualified.

             (b) Schedule F sets forth all of the names and fictitious names under which Seller or the predecessors of Seller have conducted the Security Business.

     3.2     Authority of Seller.

     Seller has full power and authority to enter into this Agreement, to consummate these transactions and to comply with the terms, conditions and provisions hereof. This Agreement has been duly authorized, executed and delivered by Seller and is, and each other agreement or instrument of Seller contemplated hereby will be, the legal, valid and binding agreement of Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the other agreements of Seller contemplated hereby have been duly authorized and approved by the board of directors of Seller and do not require any further authorization or the consent of any third party, except as set forth on Schedule F. Neither the execution and delivery of this Agreement nor the consummation of these transactions will (a) conflict with or result in any violation of or constitute a default under any term of
(i) the Amended and Restated Certificate of Incorporation or By-laws of Seller, or (ii) to Seller's knowledge, any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law or regulation by which Seller is bound, or (b) result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets to be Acquired, except as set forth on Schedule F.
                                      -6-

     3.3     WIP; Proposals and Bids.

     Seller does not now have, and at Closing will not have, any work in process or proposals and bids relating to the Security Business.

     3.4     Intentionally omitted.

     3.5     Real Property.

     Other than in connection with Seller's central station located in the State of Colorado, Seller does not own, lease or otherwise use any real property in connection with the operation of the Security Business.

     3.6     Business Documents.

     Except for the Business Documents and except for oral agreements set forth on Schedule H, Seller has no presently existing material contract, agreement, lease, permit, consent, license or commitment, whether written or oral, affecting or relating to the Security Business. All of the Business Documents are validly existing, legally enforceable obligations of Seller and, to Seller's knowledge, of the other parties thereto, and are in full force and effect in accordance with their terms. Seller has delivered copies of all of the Business Documents set forth on Schedule B to Buyer as of the date hereof. Without limiting the foregoing, Seller represents that, to the best of its knowledge, the Security Business and all equipment used in connection therewith are now being, and at all times have been, utilized, operated and maintained, in all material respects, in conformity with the Business Documents, with all other applicable laws and regulations (including zoning regulations), and with the orders, rules and regulations of any government or governmental agency or authority having jurisdiction with respect thereto. Seller has not defaulted in its obligations pursuant to any of the Business Documents, which default could result in the cancellation of any Business Document or adversely affect the rights of Seller thereunder. Seller is not a party to any franchise, license, distributor or other similar type of agreement. Seller has provided to Buyer prior to the date hereof copies of or access to all noncompetition and nonsolicitation agreements entered into by Seller or Seller's predecessors (whether still in existence or having expired in accordance with their terms).

     3.7     Title to Property.

     Except as described on Schedule E (which shall have been satisfied or released at or prior to Closing), Seller has good and marketable title to all of the Assets to be Acquired, free and clear of all liens, claims, charges, encumbrances, leases, pledges, security interests, mortgages, defects in title, equities, covenants and other restrictions of any nature whatsoever. Seller owns each of the Assets to be Acquired in fee title and not under lease.

     3.8     Compliance with Laws; Litigation.

             (a) Seller has complied with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any federal or state court or of any municipal or governmental department, commission, board, bureau, agency or instrumentality which are applicable to the Assets to be Acquired or the Security Business, except where the failure to so comply would not have a material adverse effect on the Assets to be Acquired or the Security Business.

             (b) All material reports, schedules and/or returns of any administrative agency of the federal or any state or local government required to be filed by Seller have been filed.

             (c) Except as set forth on Schedule F, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the best knowledge of Seller, threatened, against or affecting Seller, nor are there any lawsuits, claims, suits or proceedings pending in which Seller is the plaintiff or claimant, that relate to the Assets to be Acquired or the Security Business and which involve the possibility of any judgment, order, award or other decision that might impair the ability of Seller to perform this Agreement, or might impair the quality of title of the Assets to be Acquired, or might adversely affect the normal operation of the Security Business, or might result in liability for damages or might otherwise adversely affect Seller's right, title or interest in the Assets to be Acquired or the Security Business, except, in each case, where it would not have a material adverse effect on the Assets to be Acquired or the Security Business.

             (d) There is no action, suit or proceeding pending or, to the best knowledge of Seller, threatened, which questions the legality or propriety of the transactions contemplated by this Agreement.

     3.9     Condition of Assets.

             (a) The tangible assets included in the Assets to be Acquired (the "Tangible Assets") are in good operating condition, ordinary wear and tear excepted. The Tangible Assets are available for immediate use in the Security Business except for those items being serviced in the ordinary course of business. To Seller's knowledge, all of the Tangible Assets and the state of maintenance thereof are in compliance in all material respects with the rules and regulations of all applicable statutes, ordinances, rules and regulations. The Assets to be Acquired include all assets and properties which Seller currently uses to conduct the Security Business.

             (b) Seller does not own any inventory, spare parts or equipment for use in connection with the Security Business.

             (c) Schedule G sets forth a true and complete list of all insurance policies insuring any of the Assets to be Acquired or relating to the Security Business. All such policies have been in full force and effect during the past five (5) years with claims payable on an "occurrence basis," which means, for example, that if a claim arose after the Closing Date for an event which occurred prior to the Closing Date, Seller's applicable insurance policy in existence on the date such event occurred would cover such claim. All such policies are in full force and effect and Seller has not received any notice of cancellation with respect thereto. During the past five (5) years, no application by Seller for insurance with respect to the Assets to be Acquired has been denied for any reason. During the past five (5) years, Seller has not had any claim made against it by any customer of the Security Business that would materially adversely affect Seller's insurance rating. Attached as
Exhibit 8 is a copy of Seller's insurance claims history relating to the Security Business for the past two (2) years.

             (d) To the best of Seller's knowledge, all of the information that Seller has delivered to Buyer in connection with this transaction is true, correct and complete in all material respects.

     3.10    Adverse Developments.

     Since December 1, 1994, no event or condition has occurred which materially adversely affected the Security Business or Assets to be Acquired, including: (a) any material adverse change in the financial condition, assets or liabilities of the Security Business, other than changes in the ordinary course of business; or (b) any damage, destruction, loss or other casualty to the Security Business, however arising and whether or not covered by insurance.

     3.11    Customer and Systems Information.

             (a) Except as set forth on Schedule H, Seller has entered into written agreements with all of the customers of the Security Business. All of Seller's agreements with its customers are valid and enforceable. The forms of all of Seller's monitoring agreements used in connection with the Security Business have been made available to Buyer. Seller will deliver originals (or copies, to the extent Seller does not have the originals in its possession) of all of its contracts with the customers of the Security Business and all files and documents relating thereto to Buyer at Closing. Schedule A sets forth a true and accurate list of the amounts which Seller charges its customers for monitoring, service, maintenance, repairs, open/close, refundable deposits, reconnect fees and any other services provided by Seller. Seller has no obligations or liabilities to customers or to other users of Seller's electronic security services which are material to the Security Business, except (i) with respect to deposits made by such customers or such other users, if any; and (ii) the obligation to supply services to customers in the ordinary course of business. Except as set forth on Schedule M, none of the customers of the Security Business has a history of excessive false alarms. To the best knowledge of Seller, there are no complaints by customers or other users of Seller's electronic security services that, individually or in the aggregate, could have a material adverse effect upon the Assets to be Acquired or the financial condition or operation of the Security Business. Seller has no free or discounted service liability to customers existing with respect to the Security Business, other than as set forth in Schedule A, and nothing would prohibit Buyer from discontinuing any such free service after Closing. Seller has no obligation or liability for the refund of monies to its customers other than obligations to refund deposits made by customers in the ordinary course of business. Since December 1, 1994, neither Seller, nor any of Seller's officers, directors, shareholders, employees or agents have paid directly or indirectly any accounts receivable of customers (excluding credit adjustments in the ordinary course consistent with past practice).

             (b) To Seller's knowledge, all of the alarm systems are in good working order and condition, failure of a customer to report to Seller any problem with an alarm system known to the customer and customer non-use excepted; and to Seller's knowledge have been installed and maintained in accordance with good and workmanlike practices prevailing in the electronic security industry, in accordance with any applicable specifications and standards of Underwriters Laboratories, etc. and all local authorities, including local telephone operating companies. To Seller's knowledge, all such alarm systems conform in all material respects to the contracts pursuant to which they were installed. In no case has an installation of such alarm systems been made which at the time of installation was in violation of any applicable law, code or regulation. To Seller's knowledge, all manufacturer's warranties applicable to any such alarm systems are freely assignable to Buyer. Schedule I contains a list of all acquisitions pursuant to which Seller acquired any accounts of the Security Business, all of which acquisitions occurred prior to the filing of Seller's bankruptcy petition.

             (c) The Security Business has at least 735 accounts and $19,800 of RMR. No one account of the Security Business represents more than two percent (2%) of Seller's RMR. There has been no general, overall increase in Seller's rates in the last six (6) months other than immaterial increases instituted in the ordinary course, and Seller agrees that there shall be no such increase in such rates prior to Closing. Seller is not aware of any legal impediments which would prevent Buyer from instituting any rate increases after the Closing Date, other than any specific contractual provisions set forth in the customer contracts made available to Buyer by Seller.

             (d) Seller owns all of the telephone lines applicable to its accounts and, except as set forth on Schedule J, can convert all such lines to communicate with Buyer's central station by means of a line switch. Except as set forth on Schedule J, none of the alarm systems of Seller require an on-site visit in order to reprogram such system to communicate with Buyer's central station.

             (e) There is no law, rule, regulation or ordinance that limits Seller's ability to provide monitoring services to customers from a central station located outside of the State of Virginia.

             (f) None of the accounts of the Security Business are monitored by a third party except as set forth in Schedule A.

             (g) To the best of Seller's knowledge, no communities in which the Security Business is operated currently have or are contemplating passing false alarm ordinances.

             (h) All of the licenses and permits which Seller is required to hold in connection with the operation of the Security Business are listed on Schedule K. Seller has paid all necessary permit and/or license fees in connection with such licenses and permits. To Seller's knowledge, no other licenses or permits are required.

             (i) To Seller's knowledge, no customer of the Security Business has elected to receive "additional coverage at additional cost" under Seller's customer agreements.

             (j) To Seller's knowledge without inquiry, there are no pending plans by utilities to change the dialing procedures or exchange numbers within the areas servicing the Security Business such that Seller would need to reprogram its customers' digital dialers.

             (k) All of the accounts utilize standard digital communicators and are currently monitored by Seller's Englewood, Colorado UL listed central station except as set forth on Schedule A. To Seller's knowledge, equipment installed in the field consists primarily of DSC panels.

     3.12    Broker or Finder.

             (a) Neither Seller nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of these transactions.

     3.13    No Employees; Agreements with Subcontractors.

             (a) Seller does not now employ any employees in connection with the operation of the Security Business and Seller is not a party to any employment agreement, written or oral, in connection with the Security Business.

             (b) Seller uses subcontractors to conduct the operations of the Security Business. All such subcontractors are independent contractors.

             (c) Except as set forth on Schedule L, Seller has entered into a nonsolicitation/nondisclosure agreement with each subcontractor of the Security Business. In addition, except as set forth on Schedule L, Seller has written agreements with each subcontractor which establish service charges and which may be cancelled upon 30 days' notice.

     3.14    Tax Returns and Payments.

     All unemployment, social security, franchise, real property, personal property and all other taxes levied, assessed or imposed upon Seller in connection with Seller's operation of the Security Business by the United States, or any state, or governmental subdivision of either, to the extent due and payable, have been duly paid to date or are being contested through appropriate administrative or judicial procedures, and no liability for
deficiencies with respect thereto exists.   To Seller's best knowledge, no tax
deficiencies have been determined nor proposed tax assessments charged against Seller in connection with Seller's operation of the Security Business (nor is there any basis therefor). Seller has filed all federal, state, local, sales, franchise, withholding, real and personal property tax returns required to be filed in connection with Seller's operation of the Security Business. No penalties or other charges are, or will become, due with respect to the late filing of any such return by Seller.

     3.15    Appraisal Rights.

     Neither the sale and transfer of the Assets to be Acquired pursuant to this Agreement, nor Buyer's possession and use thereof from and after Closing because of such sale and transfer, will result in or be subject to the imposition of any liability upon Buyer for appraisal rights or other liability owing to any shareholder of Seller.

     3.16    Burdensome Agreements.

     Seller is not a party to any agreement or instrument nor subject to any restriction which now has or, as far as Seller can foresee, may have a material adverse effect, financial or otherwise, upon the Security Business or the Assets to be Acquired.

     3.17    Options, Warrants and Rights of First Refusal.

     Seller represents that no person or entity has any option, warrant or right of first refusal to purchase the Assets to be Acquired or the Security Business.

     3.18    Environmental Matters.

     Neither Seller nor any of Seller's predecessors owns, operates or leases or has owned, operated or leased any property in connection with the Security Business that has used, generated, stored or disposed of any Hazardous Materials, nor to the best of Seller's knowledge after due inquiry has there been any Hazardous Materials disposed of by any third party on any property owned, operated or leased by Seller and used in connection with the Security Business. The term "Hazardous Materials" includes hazardous waste, hazardous substances, toxic substances and all related materials, including all materials and substances regulated by The Comprehensive Environmental Response, Compensation and Liability Act of 1989, The Resource Conservation and Recovery Act of 1976, The Superfund Amendments and Reauthorization Act of 1986, The Clean Water Act, The Clean Air Act, The Toxic Substance Control Act, all as amended from time to time, and/or any other applicable federal, state or local environmental law, statute, rule, regulation or ordinance.

     3.19    Disclosure.

     No representation or warranty by Seller in this Agreement or any Schedule or Exhibit, or any statement, list or certificate furnished or to be furnished by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                                   ARTICLE IV

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents, warrants and covenants to Seller and agrees that as of this date and through and including the Closing Date:

     4.1     Organization of Buyer.

     Buyer is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own or lease all of the Assets to be Acquired, to own and operate the Security Business, to carry on its business as now conducted, to enter into this Agreement and to perform the terms of this Agreement. Buyer is qualified as a foreign corporation in the State of Virginia.

     4.2     Authority of Buyer.

     Buyer has full power and authority to enter into this Agreement, to consummate these transactions and to comply with the terms, conditions and provisions hereof. This Agreement has been duly authorized, executed and delivered by Buyer and is, and each other agreement or instrument of Buyer contemplated hereby will be, the legal, valid and binding agreement of Buyer, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the other agreements of Buyer contemplated hereby have been duly authorized and approved by the board of directors of Buyer and do not require any further authorization or the consent of any third party. Neither the execution and delivery of this Agreement nor the consummation of these transactions by Buyer will conflict with or result in any violation of or constitute a default under any term of (i) the Certificate of Incorporation or By-laws of Buyer, or (ii) to Buyer's knowledge, any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law or regulation by which Buyer is bound.

     4.3     Broker or Finder.

     Neither Buyer nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     4.4     Compliance with Law.

     Buyer has complied with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any Federal or state court or of any municipal or governmental department, commission, board, bureau, agency or instrumentality which are applicable to Buyer's operation of the Security Business after Closing, except where the failure to so comply would not have a material adverse effect on the operation of the Security Business after Closing.

     4.5     Financing.

     Buyer has the availability of financing through State Street Bank & Trust Company ("State Street") to complete the transactions contemplated by this Agreement, subject to State Street's final right of approval of the general form and substance of this Agreement.

     4.6     Disclosure.

     No representation or warranty by Buyer in this Agreement or any Schedule or Exhibit, or any statement, list or certificate furnished or to be furnished by Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                                   ARTICLE V

                       ACTIONS PRIOR TO THE CLOSING DATE

     The parties covenant and agree to take the following actions between the date hereof and the Closing Date:

     5.1     Investigation.

     Seller shall afford Buyer and its representatives, so as not to interfere with the conduct of Seller's business, reasonable access during normal business hours to the properties, facilities and equipment, and books and records of the Security Business necessary to conduct due diligence. Seller acknowledges that Buyer also desires to contact a random sample of Seller's customers in order to explore customer satisfaction with various aspects of Seller's service (e.g., alarm monitoring dispatch, technical service and billing). Seller acknowledges that Buyer will conduct such survey as if on behalf of Seller and in accordance with the script agreed to between Buyer and Seller and Seller agrees to cooperate with Buyer in making such contact. Buyer agrees to make the results of any such survey available to Seller. It is the parties' intent that Buyer shall have full opportunity to investigate the business affairs of the Security Business.

     5.2     Preservation of Representations and Warranties.

             (a) Buyer and Seller shall refrain from knowingly taking any action which would render untrue any representation, warranty or covenant contained in this Agreement, and shall not knowingly omit to take any action, the omission of which would render untrue any such representation, warranty or covenant. Promptly upon the occurrence of, or promptly upon Seller becoming aware of the impending or threatened occurrence of, any material event which would cause any of the representations or warranties of Seller contained herein, or in any Schedule or Exhibit, to be materially inaccurate, Seller shall give detailed written notice thereof to Buyer and Seller shall use its best efforts to prevent or promptly remedy the same.

             (b) Buyer and Seller shall promptly notify the other party of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Buyer of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Seller, and of any damage, destruction or other casualty, whether or not insured, to the Assets to be Acquired.

     5.3     Consents and Approvals.

     Promptly after the execution of this Agreement and in any event prior to Closing, Seller shall obtain all necessary third-party consents and approvals.

     5.4     Public Announcements.

     Neither Buyer nor Seller shall, without the approval of the other party (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law, in which case the other party shall be advised and Buyer and Seller shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

     5.5     Exclusive Dealing.

     Seller and its affiliates shall deal exclusively with Buyer with respect to the transactions contemplated hereby and shall not solicit, encourage or entertain offers of inquiry (nor shall Seller or any of its affiliates authorize or permit any director, officer, employee, attorney, accountant or other representative or agent to solicit, encourage or entertain offers or inquiries) from other companies, persons or entities, provide information to or participate in any discussions or negotiations with any companies, persons or entities with a view to an acquisition of any of the Assets to be Acquired or all or substantially all of the Security Business or any interest therein.

     5.6     Lien Searches.

     Seller shall have delivered to Buyer, at Seller's expense, at least one
(1) week prior to the Closing Date, lien searches performed by Seller against Seller and any fictitious names used by Seller in connection with the Security Business showing all UCC-1 financing statements, federal, state or local tax liens, unsatisfied judgments and pending litigation filed against the Security Business recorded with the Virginia Secretary of State's Office.

     5.7     Maintenance of Business.

     Seller shall continue to operate the Security Business, shall maintain the Assets to be Acquired and shall keep all of its business books, records and files in connection with the Security Business all in the ordinary course of business in accordance with past practices consistently applied. Seller shall not sell, transfer, assign or permit the creation of any lien, charge or encumbrance on any of the Assets to be Acquired. Seller shall not permit the amendment or cancellation of any of the Business Documents without the prior written consent of Buyer except in the ordinary course of business consistent with past practice. Seller shall not enter into any contract or commitment nor incur any indebtedness or other liability or obligation of any kind relating to the Security Business that is not in the ordinary course of business without the prior written consent of Buyer. Seller shall not acquire any accounts or any assets from any third party. Seller shall not itself, nor shall Seller permit any of its officers, directors, shareholders, agents or employees to pay any of Seller's accounts receivable from customers (excluding credit adjustments in the ordinary course of business consistent with past practice). Seller shall not decrease its customer rates or conduct any marketing programs, including any amnesty programs, involving credits for free service or reduced rates for service. Seller shall pay off and obtain title to any of the Assets to be Acquired that are currently leased from third parties,if applicable (other than any leases for the offices or other facilities of the Security Business).

     5.8     Insurance.

     Seller shall maintain in full force and effect all existing insurance policies to cover and protect the Assets to be Acquired against damage or destruction.

     5.9     Organization and Transition.

     (a) Seller shall use all reasonable efforts consistent with sound business judgment to preserve intact the present business or organization of the Security Business, to retain the services of its present subcontractors, to preserve its relationships with customers, suppliers and others having business relationships with it and to maintain the goodwill enjoyed within the areas served by the Security Business. Seller and Buyer shall provide each of the customers of the Security Business with written notice of the transactions contemplated by this Agreement pursuant to a letter in the form of Exhibit 6. Buyer and Seller shall share equally the cost of such notice. Seller shall cooperate with Buyer to cause an expeditious conversion of the accounts. Seller agrees to deliver to Buyer all information reasonably requested by Buyer's central station, including the standard emergency information for each customer. Seller will deliver originals of the customers' contracts and all files and documents relating thereto to Buyer at Closing. If requested to do so by Buyer, Seller will assist in the orderly transition of the customer base after Closing by maintaining the billing information for the accounts and mailing the customers' invoice for the month of July, 1995 (with Buyer's return payment envelope included in such invoice) and in consideration thereof, Buyer will pay to Seller the sum of $1.00 per invoice. Seller shall thereafter transfer the billing information to Buyer and provide Buyer with such reasonable assistance as may be necessary in order to permit Buyer to mail invoices for the month of August, 1995.

     (b) Seller shall, at its expense, either (i) secure new telephone numbers and/or lines for those customers which share telephone numbers and/or lines with third parties, or (ii) Seller shall provide Buyer a credit against the Purchase Price equal to $35.00 for each customer that requires a post-closing "chip change" service call by Buyer (the "Chip Change Credit"). Accounts which may require a chip change are listed on Schedule J. Buyer shall be entitled to payment of the Chip Change Credit from Escrow (on a regular basis but no more often than monthly) from time to time as Buyer incurs costs relating thereto, and Seller agrees to provide written notice to the escrow agent in order to permit such amounts to be released to Buyer.

     5.10    Consummation of Agreement.

     Buyer and Seller shall use their best efforts to perform and fulfill all obligations and conditions on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

     5.11    Accounts Receivable.

     At least three (3) days prior to the Closing Date, Seller shall deliver to Buyer an accurate and complete listing of all of the Accounts Receivable which existed as of a date which is not more than seven (7) days prior to the Closing Date. Seller acknowledges that all of the Accounts Receivable existing on the Closing Date are part of the Assets to be Acquired and shall be transferred to Buyer on the Closing Date in accordance with the terms of Section 2.4.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     On or prior to the Closing Date, Seller shall have satisfied each of the following conditions, unless waived in writing by Buyer:

     6.1 Covenants and Warranties.

     There shall have been no breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, and except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction contemplated by this Agreement; and there shall have been delivered to Buyer a certificate to that effect, dated the Closing Date, from the President or a Vice President of Seller.

     6.2     Corporate Action.

     Seller shall have taken all corporate action necessary to approve these transactions, and Seller shall have furnished Buyer with a certification relating thereto, in form and substance reasonably satisfactory to counsel for Buyer.

     6.3     No Restraint or Litigation.

     No action, suit or proceeding shall be pending or threatened by any third party or governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of these transactions or of any of the Assets to be Acquired.

     6.4     Necessary Consents and Permits.

     The parties shall have received all of the consents listed on Schedule N (or, in the case of subcontractors, Buyer shall have entered into separate agreements with such subcontractors in a form acceptable to Buyer or shall have received an assignment of a nonsolicitation agreement with each subcontractor in a form acceptable to Buyer), including the consent or release of any lender to Seller, and such consents shall be valid and enforceable on the Closing Date.

     6.5     Opinion of Counsel.

     Seller shall have delivered to Buyer the legal opinion of local Virginia counsel for Seller, duly executed and in the form of Exhibit 3 and the legal opinion of Charles A. Frank, Seller's general counsel, duly executed and in the form of Exhibit 4.

     6.6     Adverse Change.

     There shall not have occurred any material adverse change in the Security Business or in the condition of the Assets to be Acquired.

     6.7     Documents and Certificates.

     Seller shall have delivered or caused to be delivered to Buyer:

             (a) an Assignment and Bill of Sale in the form of Exhibit 5, duly executed;

             (b) the Nonsolicitation Agreement described in Section 2.6, duly executed;

             (c) a recent Certificate of Good Standing issued by the Secretaries of State of Delaware and Virginia evidencing Seller's corporate good standing in such states, together with telephone confirmation on the date of Closing;

             (d) a certificate issued by the Department of Taxation and Revenue of the State of Virginia certifying that there are no tax liens of record against Seller;

             (e) the certificate required pursuant to Section 6.1;

             (f) the certificate of insurance required pursuant to Section 8.1; and

             (g) all other documents and instruments reasonably requested by Buyer in connection with the consummation of the transactions contemplated by this Agreement.

     6.8     Satisfaction of Debts.

     Seller shall have made appropriate arrangements for the termination of any liens and encumbrances on file against any of the Assets to be Acquired.

     6.9     Accounts Receivable.

     Seller shall have delivered to Buyer the list of Accounts Receivable described in Section 5.11.

                                  ARTICLE VII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     On or prior to the Closing Date, Buyer shall have satisfied each of the conditions set forth in Sections 7.1 through 7.5 and the condition set forth in
Section 7.6 shall have been satisfied, unless waived in writing by Seller:

     7.1     Covenants and Warranties.

     There shall have been no breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, and signed on behalf of Buyer by the President or a Vice President.

     7.2     Corporate Action.

     Buyer shall have taken all corporate action necessary to approve these transactions, and Buyer shall have provided Seller with certified copies of the resolutions adopted by its Board of Directors in form and substance reasonably satisfactory to counsel for Seller, in connection with such transactions.

     7.3     Delivery of Purchase Price.

     Buyer shall have delivered the Purchase Price to Seller, less the amount of the Escrow and any adjustment made pursuant to Section 2.1(c).

     7.4     No Restraint or Litigation.

     No action, suit or proceeding shall be pending or threatened by any third party or governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of these transactions.

     7.5     Documents and Certificates.

     Buyer shall have delivered or caused to be delivered to Seller:

             (a) the certificate required pursuant to Section 7.1;

             (b) an assumption agreement in a form reasonably satisfactory to Seller; and

             (c) all other documents and instruments reasonably requested by Seller in connection with the consummation of the transactions contemplated by this Agreement.

     7.6     Minimum Purchase Price.

     Seller's obligation to complete the transactions contemplated hereby is conditioned upon a minimum Purchase Price, calculated at Closing in accordance with Article 2, of at least $400,000. Seller shall not have the option under this provision to rescind this transaction should the Closing occur, and Seller acknowledges that post-closing adjustments could result in the Purchase Price falling below this level.

                                 ARTICLE VIII

                               INDEMNIFICATION

     8.1     Indemnification by Seller.

     Seller shall indemnify, hold harmless, defend and bear all costs of defending Buyer, together with its successors and assigns, from, against and with respect to any and all damage, loss, deficiency, expense (including any reasonable attorney and accountant fees, legal costs or expenses), action, suit, proceedings, demand, assessment or judgment to or against Buyer (collectively referred to as the "Aggregate Net Loss") arising out of or in connection with:

             (a) any debt, obligation, commitment or liability of Seller which is not expressly assumed by Buyer herein or which is expressly assumed by Seller herein, whether arising prior to, on or after the Closing Date and whether or not disclosed to Buyer herein;

             (b) any breach or violation of, or nonperformance by, Seller of any of its representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement;

             (c) any liability incurred by Buyer as a result of the waiver of compliance with the bulk transfer laws contained in Section 8.5.

     Notwithstanding the foregoing, Seller shall have no liability to indemnify Buyer (a) for any Aggregate Net Loss (other than in connection with a purchase price adjustment as herein provided or as a result of fraud or willful misconduct) until the total Aggregate Net Losses incurred by Buyer exceed $6,000, and then only to the extent of such excess, and (b) for the amount of any Aggregate Net Losses (other than as a result of fraud or willful misconduct) exceeding the Purchase Price.

     8.2     Indemnification by Buyer.

     Buyer shall indemnify, hold harmless, defend and bear all costs of defending Seller, together with its successors and assigns, from, against and with respect to any and all damage, loss, deficiency, expense (including any reasonable attorney and accountant fees, legal costs or expenses), action, suit, proceeding, demand, assessment or judgment to or against Seller arising out of or in connection with:

             (a) any breach or violation of, or nonperformance by, Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement;

             (b) any failure by Buyer to satisfy any of the liabilities assumed pursuant to Section 1.3 in accordance with their terms.

     8.3     Notice of Claims.

     If any claim is made by or against a party which, if sustained, would give rise to a liability of the other party hereunder, that party (the "Claiming Party") shall promptly cause notice of the claim to be delivered to the other party (the "Indemnifying Party") and shall afford the Indemnifying Party and its counsel, at the Indemnifying Party's sole expense, the opportunity to defend or settle the claim (and, with respect to claims made by third parties, the Claiming Party shall have the right to participate at its sole expense). Any notice of a claim shall state, with reasonable specification, the alleged basis for the claim and the amount of liability asserted by or against the other party by reason of the claim.

Alternatively, if notice is given and the Indemnifying Party fails to assume the defense of the claim within ten (10) days thereof, the claim may be defended, compromised or settled by the Claiming Party without the consent of the Indemnifying Party and the Indemnifying Party shall remain liable under this Article VIII.

     8.4     Survival.

     The rights of Buyer and Seller to assert indemnification claims for breaches of representations and warranties shall survive the Closing Date and shall expire: (a) with respect to claims for breaches of the representations and warranties of Seller in Sections 3.1, 3.2, 3.6, 3.7, 3.8(a), 3.8(b), 3.8(c), 3.9(d), 3.12, 3.15, 3.16, 3.17, 3.18 and 3.19, on the third (3rd)
anniversary of the Closing Date; (b) with respect to claims for breaches of the representations and warranties in Sections 3.3, 3.4, 3.5, 3.8(d), 3.9(a), 3.9(b), 3.9(c), 3.10, 3.11 and 3.13, at the end of the eighteenth (18th) month after Closing; (c) with respect to claims for breaches of the representations and warranties of Buyer, on the third (3rd) anniversary of the Closing Date. The indemnification obligations of Seller and Buyer with respect to third-party claims and claims relating to the nonpayment of taxes under any federal, state, county, or other local taxing statutes, upon the expiration of ninety (90) days following the date on which the running of the statute of limitations with respect to any such tax or claim shall bar the assessment and collection of such tax or claim. All other covenants and obligations of the parties hereunder shall survive the Closing Date without limitation.

     8.5     Waiver of Bulk Sales Compliance.

     In reliance upon the indemnity of Seller in Section 8.1(c), Buyer hereby waives compliance by Seller with any bulk sales or transfer law applicable to Seller and/or this transaction.

     8.6     Resolution of Claims.

     Should Buyer and Seller be unable to agree as to the amount of any losses under this Article VIII, , either Buyer or Seller may apply to the American Arbitration Association under its Commercial Arbitration Rules for the appointment of an Arbitrator for an arbitration to take place in either Birmingham, Alabama or Denver, Colorado. Buyer and Seller agree that such locations are the most convenient forum for both parties. Such arbitrator shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association to determine the Aggregate Net Loss and to certify such loss to Buyer and Seller. Such arbitration and determination shall be final and binding on Buyer and Seller, judgment may be entered upon such determination and award in any court having jurisdiction thereof, and Buyer and Seller agree that no appeals shall be taken therefrom. Buyer may offset against amounts due under the Escrow Agreement any indemnification or other obligations due to Buyer from Seller under or in connection with this Agreement. Seller agrees to name Buyer as an additional insured or certificate holder under its general liability insurance policy and to deliver a certificate of insurance to Buyer evidencing such coverage at Closing.

                                   ARTICLE IX

                      DAMAGE TO PROPERTY AND RISK OF LOSS

     The risk of any loss or damage to the Assets to be Acquired and the Security Business resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by Seller at all times prior to Closing and shall shift to Buyer upon transfer of title to the Assets to be Acquired at Closing. In the event that any such loss or damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of the Security Business within five (5) days from the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer in writing of Seller's inability to resume normal operations or to replace or restore the lost or damaged property, and Buyer, at any time within thirty (30) days after receipt of such notice, may elect either (a) to waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement, or (b) to terminate this Agreement. If Buyer elects to consummate this transaction despite such loss or damage and does so, there shall be no diminution of the Purchase Price on account of such loss or damage and all insurance proceeds payable as a result of the occurrence of the event resulting in loss or damage to the property, plus the amount of any deductible upon such insurance coverage, shall be delivered to Buyer, or the rights thereto shall be assigned to Buyer if not yet paid over to Seller.

                                   ARTICLE X

                         CERTAIN POST CLOSING COVENANTS

     10.1     Seller's Monitoring Obligations.

     After Closing, Seller shall monitor the accounts listed on Schedule J which are designated on such Schedule and agreed to by Buyer and Seller as clearly requiring a chip change at the contract monitoring fees set forth on such Schedule in accordance with a Third Party Monitoring Agreement in the form of Exhibit 7A until changeover to Buyer's monitoring facilities has been completed. In addition, Seller agrees that for a period of up to eighteen (18) months from Closing, Seller will monitor at no charge to Buyer and otherwise in accordance with the terms of the Third Party Monitoring Agreement any other accounts sold to Buyer hereunder which are not transferred to Buyer's central station as a result of the line swing at Closing, including any accounts on Schedule J which are not designated as clearly requiring a chip change. Buyer and Seller shall coordinate periodically to verify the transfer of the accounts to Buyer's central station. Buyer agrees to name Seller as an additional insured or certificate holder under Buyer's general liability insurance policy with respect to accounts being monitored by Seller pursuant to this Section 10.1.

     10.2     Buyer's Monitoring Obligations.

     In the event that any accounts not acquired by Buyer hereunder are transferred to Buyer's central station, Buyer shall monitor such accounts pursuant to a Third Party Monitoring Agreement in the form of Exhibit 7B, provided that Seller has provided Buyer with all necessary information in order to conduct such monitoring, at Buyer's standard monitoring rates for up to twelve (12) months after Closing; provided that Seller shall have the obligation to transfer such accounts out of Buyer's central station as soon as reasonably practical and in any event prior to the termination of such twelve
(12) month period.

                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

     In the event Buyer fails to consummate the purchase of the Assets to be Acquired on or before the Termination Date 5 and Seller has complied with all of the material terms and conditions on its part contained herein, then this Agreement shall be automatically terminated and Seller shall have the right to seek monetary damages arising as a result of Buyer's breach. In the event Seller fails to consummate the sale of the Assets to be Acquired on or before the Termination Date and Buyer has complied with all of the material terms and conditions on its part contained herein, then this Agreement shall be automatically terminated and Buyer shall have the right, in its discretion, to seek either specific performance of Seller's obligations hereunder (without the posting of a bond or other security) or monetary damages arising as a result of Seller's breach.

                                  ARTICLE XII

                               GENERAL PROVISIONS

     12.1     Survival of Obligations.

     Seller and Buyer acknowledge that the representations, warranties, covenants and agreements of Seller and Buyer contained herein form an integral part of the consideration given to Buyer in exchange for the Purchase Price and to Seller in exchange for the Assets to be Acquired, without which Buyer would be unwilling to purchase, and Seller would be unwilling to sell, the Assets to be Acquired. Notwithstanding any investigation and review made by Buyer pursuant to this Agreement, Seller and Buyer agree that all of the representations, warranties, covenants and agreements of Seller and Buyer contained in this Agreement or in any exhibit, schedule, statement, report, certificate or other document or instrument required to be delivered pursuant to this Agreement shall survive the making of this Agreement, any investigation or review made by or on behalf of the parties hereto and the Closing and, with respect to the representations and warranties referenced in Section 8.4, shall survive in accordance with the terms of Section 8.4.

     12.2     Transfer Charges and Taxes.

     Seller shall pay all stamp, sales, transfer, use, excise, license income, or other taxes or fees, federal, state or local imposed by law in respect of any and all transfers pursuant to this Agreement.

     12.3     Arbitration.

     Except with respect to Buyer electing to bring an action for specific performance of this Agreement (which action shall be commenced and settled in a court of competent jurisdiction), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Birmingham, Alabama or Denver, Colorado, in accordance with the Rules of the American Arbitration Association for Commercial Arbitration. IN THE EVENT OF ANY COURT PROCEEDING HEREUNDER, THE PARTIES WAIVE THEIR RIGHT TO TRIAL BY JURY.

     12.4     Confidentiality.

     Buyer and Seller agree that they will treat in confidence all documents, materials and other information which they have obtained regarding the other party during the course of the negotiations leading to the consummation of these transactions, the investigation provided for herein and the preparation of this Agreement and other related documents. In the event these transactions are not consummated, all copies of nonpublic documents and material which have been furnished in connection therewith shall be promptly returned to the party furnishing such documents and material, shall continue to be treated as confidential information and shall not be used for the benefit of the party who returned such confidential information. Neither Buyer nor Seller shall, without the approval of the other party (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law (including any legal obligation imposed on Seller in connection with its status as a publicly-held corporation), in which case the other party shall be advised and Buyer and Seller shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued. Notwithstanding the foregoing, in the event these transactions are consummated, Buyer shall have the right without Seller's consent to announce the completion of such transactions in the form of a "tombstone" announcement.

     12.5     Governing Law.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Alabama, without regard to its conflicts of law provisions.

     12.6     Notices.

     All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally, by registered or certified mail, by legible facsimile transmission or by overnight courier (fare prepaid) addressed as follows:

     If to Buyer, to:                  with a copy to:

     Masada Security, Inc.             Buchanan Ingersoll Professional
     Attention:  Charles F. Armstrong   Corporation
                 Vice President        Attention:  Thomas G. Buchanan, Esq.
     950 22nd Street North, Ste. 800   58th Floor, 600 Grant Street
     Birmingham, AL  35203             Pittsburgh, PA  15219
     Telecopy: 800-531-3293            Telecopy: 412-562-9316

     If to Seller, to:                 with a copy to:

     Barbara L. Hutchison              Charles A. Frank
     Vice President                    General Counsel
     Alert Centre, Inc.                Alert Centre, Inc.
     5800 S. Quebec St.                5800 S. Quebec St.
     Englewood, Colorado 80111         Englewood, Colorado 80111
     Telecopy: 303-488-7887            Telecopy: 303-488-7712



or to such address as such party may indicate by a notice delivered to the other parties hereto. Notice shall be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail), the same business day (when sent by facsimile) and the next business day (when delivered by overnight courier). Any party to this Agreement may change its address to which all communications and notices may be sent by addressing notices of such change in the manner provided.

     12.7     Assignment.

     This Agreement may not be assigned by Seller without the prior written consent of Buyer. Buyer shall have the right to assign this Agreement, the Schedules and Exhibits and the rights and obligations hereunder without the prior written consent of Seller to (i) its subsidiaries or affiliates, successors and assigns, and (ii) to State Street Bank and Trust Company collaterally as partial security for providing the financing for this transaction. To the extent this Agreement is assigned by Buyer, which is a corporation, to a subsidiary or affiliate of Buyer that is a partnership, all direct and indirect references herein to Buyer's corporate standing shall be deemed to refer to partnership standing. If Buyer is a partnership, this Agreement is nonrecourse to the partners of Buyer.

     12.8     Entire Agreement; Amendments.

     This Agreement contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter, including the Confidentiality Agreement between Buyer and Seller dated December 7, 1994. No change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon any party hereto unless made in writing and signed by such party.

     12.9     Interpretation.

     Article titles and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of any of the provisions of this Agreement. All references to Sections and subsections contained in this Agreement refer to the Sections and subsections of this Agreement. All references to Schedules or Exhibits contained in this Agreement are references to the Schedules or Exhibits described on the list immediately following the signature page hereto. All references to the word "including" shall have the same meaning as the phrase "including without limitation." Any and all Schedules, Exhibits, statements, reports, certificates or other documents or instruments referred to herein or attached hereto, including the "Background" portion of this Agreement, are incorporated herein by reference as though fully set forth at the point referred to in this Agreement. There shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part hereof.

     12.10    Waivers.

     Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, but any such waiver must be in writing and must comply with the notice
provisions contained in Section 12.6.   The failure of any party to enforce at
any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     12.11    Expenses.

     Buyer and Seller will each pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants; provided, however, that in any action to enforce the terms of this Agreement, the substantially prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection with such action.

     12.12    Partial Invalidity.

     Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of these provisions shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause the completion of these transactions to be unreasonable.

     12.13    Further Assurances.

     From time to time following the Closing Date, Seller shall (a) on a weekly basis deliver to Buyer any cash or other property that it may receive in respect of receivables relating to the business and operations of the Security Business (whether attributable to periods before or after the Closing Date), and (b) at the request of Buyer and without further consideration, execute and deliver to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Assets to be Acquired. In the case of any agreement, contract, lease, easement or other commitment which is included in the Assets to be Acquired but which cannot be transferred or assigned effectively without the consent of a third party, whose consent has not been obtained prior to Closing, Seller shall cooperate with Buyer at Buyer's request in trying to promptly obtain such consent.

     12.14    Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument and all of which together shall be considered one and the same agreement, and shall become effective when counterparts, which together contain the signatures of each party hereto, shall have been delivered to Buyer and Seller. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

     12.15    Intended Beneficiary.

     Buyer and Seller acknowledge that the Purchase Price will be funded from a loan provided by State Street Bank and Trust Company to Buyer; therefore, Buyer and Seller further acknowledge that State Street Bank and Trust Company is an intended beneficiary of this Agreement and shall rely upon the representations, warranties and agreements of Buyer and Seller contained herein.

     12.16    Consent to Jurisdiction, Service and Venue.

     For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, Seller hereby irrevocably consents and submits to the jurisdiction and venue of any of the courts of the State of Alabama or of any federal court located in the Southern District of Alabama and Buyer hereby irrevocably consents and submits to the jurisdiction and venue of any of the courts of the State of Colorado or of any Federal court located in the District of Colorado. Seller and Buyer each waive any objections which they may now or hereafter have to the venue of any such suit, action or proceeding brought in such courts and any claim that such suit, action or proceeding brought in such courts has been brought in an inconvenient forum. The provisions of this Section shall not limit or otherwise affect the right of Buyer or Seller to institute and conduct an action in any other appropriate manner, jurisdiction or court.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                            SELLER:  ALERT CENTRE, INC.

                            /s/ Raymond A. Gross
                            --------------------------------
                            By: President & CEO
                               -----------------------------

                            BUYER:  MASADA SECURITY, INC.

                            /s/ Terry W. Johnson
                            --------------------------------
                            By: Terry W. Johnson, President
                                and CEO
                               -----------------------------

                              List of Schedules

Schedule        Description

   A            Customer Accounts, List of Services and Rates,
                Free or Discounted Service, Third Party Monitoring

   B            Other Business Documents

   C            Telephone Lines and Numbers

   D            Allocation of Purchase Price

   E            Liens and Encumbrances

   F            Litigation and Claims

   G            Insurance

   H            Customers without Written Contracts

   I            Prior Acquisitions

   J            Chip Change Accounts

   K            Licenses and Permits

   L Subcontractors without Nonsolicitation Agreements or Written Agreements

   M            Accounts with Excessive False Alarms History

   N            Consents and Notices


                               List of Exhibits


Exhibit         Description

   1            Escrow Agreement

   2            Nonsolicitation Agreement

   3            Opinion of Seller's Virginia Counsel

   4            Opinion of Seller's General Counsel

   5            Assignment and Bill of Sale

   6            Customer Notice

   7A           Third Party Monitoring Agreement - Seller

   7B           Third Party Monitoring Agreement - Buyer

   8            Insurance Summary